EXHIBIT 99.10

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST TO ACQUIRE RESIDENCE INN
IN LAKE BUENA VISTA, FLORIDA

Transaction Highlights:

-	Acquired at a 9.7 trailing EBITDA multiple

-	Newly built property, strong franchise, with minimal initial capex required

-	Strategically located one mile from Disney World

DALLAS — (January 28, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has signed a definitive agreement to acquire a 210-suite Marriott Residence Inn in Lake Buena Vista, Florida, for $25,250,000. The purchase price equates to a 9.7x trailing twelve month EBITDA multiple. The acquisition is expected to close in February 2004.

The Residence Inn is located off I-4 one mile from the entrance of Disney World. Built in 2001, the property includes approximately 3,400 square feet of meeting space, an outdoor pool, fitness room, and tennis court. Ashford intends to invest up to an additional $250,000 of capital improvements into the newly built, high-quality hotel. Remington Lodging & Hospitality, L.P. will manage the property.

Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “The Residence Inn at Lake Buena Vista is consistent with Ashford’s strategy to acquire strong branded hotels at an attractive return with upside, in this case via increased sales efforts, further penetration of its base business, and further recovery of the Orlando market. The addition of this asset will increase our portfolio to 18 assets that collectively represent a strategically diversified high yielding asset base.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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14180 Dallas Parkway, 9th Floor, Dallas, TX 75254	Phone: (972)490-9600

AHT to Acquire Residence Inn in Lake Buena Vista, FL

January 28, 2004

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the expectation that the transaction will close in February 2004, the impact of the transaction on our business and future financial condition, our business and investment strategy; our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation, and amortization.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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